UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2006
SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3 West Plumeria Drive
San Jose, CA 95134
(408) 570-9700

(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As previously reported, Selectica, Inc., a Delaware corporation (“Selectica”), has been engaged in patent litigation with Trilogy Software, Inc. and Trilogy Group (collectively, “Trilogy”) since April 22, 2004. On April 22, 2004, Trilogy filed a complaint in the United States District Court for the Eastern District of Texas Marshall Division, alleging patent infringement against Selectica. On September 2, 2004, Selectica filed counterclaims in the Eastern District of Texas Marshall Division action against Trilogy alleging infringement of certain of Selectica’s patents. Selectica has entered into a binding Memorandum of Understanding, dated as of January 7, 2006 (the “Memorandum”), with Trilogy which amicably settles the pending patent lawsuit described above. Pursuant to the terms of the Memorandum, Selectica will make a one time payment to Trilogy of $7.5 million, and Trilogy and Selectica will enter into a cross license of the asserted patents for the life of the patents and mutually dismiss with prejudice all claims made against the other in the litigation.
The parties have agreed that the resolution of this lawsuit does not constitute an admission or concession of liability or fault by either party.
Item 9.01. Financial Statements and Exhibits.
(d)   Exhibits
 Exhibit 99.1          Press Release of Selectica, Inc., dated January 12, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: January 12, 2006	By:	/s/ Vincent Ostrosky
Vincent Ostrosky
Chairman, President and Chief Executive Officer

DATE: January 12, 2006	By:	/s/ Stephen Bennion
Stephen Bennion
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of Selectica, Inc., dated January 12, 2006.